Exhibit 10.3

Humanigen, Inc.
2020 Omnibus Incentive Compensation Plan

Notice of Stock Option Grant

You have been granted the following option to purchase shares of the common stock of Humanigen, Inc. (the “Company”):

Name of Participant:

Total Number of Shares:

Type of Option:	Nonstatutory Stock Option (NSO)

Exercise Price per Share:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	This option vests and becomes exercisable with respect to 1/12th of the shares of common stock subject to this option on _________, with the remainder vesting in the same number of shares on the first day of each quarter thereafter subject to your completion of each quarter of continuous service from the Vesting Commencement Date.

If the Company is subject to a “Change in Control” (as defined in the Company’s 2020 Omnibus Incentive Compensation Plan (the “Plan”)) and your Continuous Service terminates as a result of an involuntary termination without Cause at any time on or within two (2) years after a Change in Control, and provided you sign a general release of claims against the Company, its Subsidiaries and Affiliates that is effective not later than thirty (30) days after your termination of Continuous Service, then the vesting of any then-unvested portion of your option shall accelerate in full such that 100% of the then unvested shares underlying such option will become vested and exercisable as of your termination date.

Expiration Date:	[Month] [XX], 20[XX]. This option expires earlier if your Continuous Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 14 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, both of which are attached to, and made a part of, this document. All capitalized terms used in this Notice of Stock Option Grant shall have the meanings assigned to them in the Stock Option Agreement, the Notice of Stock Option Grant or the Plan.

You further agree to accept by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by email.

You further agree to comply with the Company’s Securities Trading Policy when selling shares of the Company’s common stock.

Participant	Humanigen, Inc.

By:
Title:

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Humanigen, Inc.
2020 Omnibus Incentive Compensation Plan
Stock Option Agreement

Grant of Option

Subject to all of the terms and conditions set forth in the Notice of Stock Option Grant, this Stock Option Agreement (the “Agreement”) and the Plan, the Company has granted you an option to purchase up to the total number of shares of common stock specified in the Notice of Stock Option Grant at the exercise price indicated in the Notice of Stock Option Grant.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Notice of Stock Option Grant or the Plan.

Tax Treatment	This option is a nonstatutory stock option, as provided in the Notice of Stock Option Grant.

Vesting

This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Notice of Stock Option Grant.

In no event will this option vest or become exercisable for additional shares after your Continuous Service has terminated for any reason.

Exercise Restriction for Non-Exempt Employees	Notwithstanding anything in the Notice of Stock Option Grant or this Agreement to the contrary, in the event you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six months of Continuous Service as measured from the Date of Grant specified in the Notice of Stock Option Grant other than in accordance with Article 14 of the Plan.

Term	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (This option will expire earlier if your Continuous Service terminates, as described below, and this option may be terminated earlier as provided in Article 14 of the Plan.)

Termination of Continuous Service

If your Continuous Service terminates for any reason, this option will expire immediately to the extent the option is unvested as of your termination date and does not vest as a result of your termination of Continuous Service. The Committee determines when your Continuous Service terminates for all purposes of this option in accordance with the below definition of Continuous Service.

For purposes of this Agreement, Continuous Service means that your service with the Company, a Subsidiary or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which you renders service to the Company, Subsidiary or an Affiliate as an Employee, Consultant or Director or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company, a Subsidiary or an Affiliate, will not terminate your Continuous Service.

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Regular Termination

If your Continuous Service terminates for any reason except death, total and permanent Disability or Cause, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

Notwithstanding the foregoing, if you are a Non-Exempt Employee and your Continuous Service terminates within six months after the Date of Grant, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the later of (a) the date seven months after the Date of Grant or (b) the date three months after your termination date.

Notwithstanding anything in this Agreement to the contrary, in no event will your option be exercisable after the Expiration Date.

Death	If your Continuous Service terminates as a result of your death, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability

If your Continuous Service terminates because of your Disability, then this option will expire at the close of business at Company headquarters on the date 6 months after your termination date.

For all purposes under this Agreement, “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than six months if such disabling condition renders the person unable to perform the material and substantial duties of his or her occupation.

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Termination of Continuous Service for Cause

Notwithstanding anything in this Agreement to the contrary, in the event your Continuous Service is terminated for Cause, you will immediately and automatically forfeit all options granted to you including all vested and unvested rights to purchase shares of common stock thereunder.

If your Continuous Service is terminated as a result of any of the following, as determined by the Committee, you will be considered to have been terminated for Cause:

•     commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the Company’s, its Subsidiaries’ or Affiliates’ integrity, character or reputation, or that would cause harm to the Company’s or its Subsidiaries’ or its Affiliates’ operations or business prospects;

•     breach of a fiduciary duty owed to the Company, its Subsidiaries or its Affiliates;

•     violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between you and the Company, a Subsidiary or an Affiliate;

•     unauthorized disclosure or use of confidential information or trade secrets of the Company, a Subsidiary or Affiliate;

•     violation of any of the Company’s, its Subsidiaries’ or its Affiliates’ lawful policies or rules, including any applicable code of conduct;

•     commission of criminal activity;

•     failure to reasonably cooperate in any investigation or proceeding concerning the Company, a Subsidiary or an Affiliate; or

•     neglect or misconduct in the performance of your duties and responsibilities, provided that, if curable, you did not cure such neglect or misconduct within ten (10) days after you were provided written notice of such neglect or misconduct.

Notwithstanding the above, if you have an employment agreement with the Company, a Subsidiary or an Affiliate that contains a different definition of cause, then the definition contained in your employment agreement will control.

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Leaves of Absence and Part-Time Work

For purposes of this option, your Continuous Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by applicable law, the Company’s leave of absence policy, or the terms of your leave. However, your Continuous Service terminates when the approved leave ends, unless you immediately return to active work; provided, however, if reemployment upon expiration of the approved leave is not guaranteed by statute or contract, then any incentive stock option shall cease to be treated as such and shall instead be treated as a nonstatutory stock option beginning six months following the first day of such leave.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form (Exhibit A or B) according to the instructions provided on the form. Your notice must specify how many shares you wish to purchase. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise your option for whole shares.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•     By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer, along with the completed form contained in Exhibit A.

•     By delivering to the Company certificates for shares of common stock of the Company that you own, along with any forms needed to effect a transfer of those shares to the Company and the completed form contained in Exhibit A. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of common stock of the Company, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you.

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•     In the event of net exercise, the Participant shall exchange a number of Options for a number of shares of common stock of the Company, such number of shares to be determined by a) multiplying the number of options being exchanged by b) the number arrived at by subtracting the exercise price of the option from the closing price of the stock on the date of exercise and c) dividing the result by the closing price of the common stock on the date of exercise. Participant shall also deliver the completed form contained in Exhibit B.

Withholding Taxes	You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements include payment in cash. With the Company’s consent, these arrangements may also include (a) withholding shares of Company stock that otherwise would be issued to you when you exercise this option with a fair market value no greater than the minimum amount required to be withheld by law, (b) surrendering shares that you previously acquired with a fair market value no greater than the minimum amount required to be withheld by law, or (c) withholding cash from other compensation. The fair market value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Continuous Service continues and for such period of time after the termination of your Continuous Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by means of a written beneficiary designation; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary of the estate were you.

Notwithstanding the above, subject to the approval of the Committee, the option may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Employment Rights	Your option or this Agreement does not give you the right to be employed by the Company, Subsidiary, or an Affiliate in any capacity. The Company, its Subsidiaries and Affiliates reserve the right to terminate your Continuous Service at any time, with or without Cause.

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Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable withholding taxes. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Recoupment Policy	This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment policy in effect from time to time.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Articles 4 and 14 of the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Plan, this Agreement and the Notice of Stock Option Grant constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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Exhibit A

Humanigen, Inc.

2020 Omnibus Incentive Compensation Plan

Notice of Stock Option Exercise

Using Cash or Company Common Shares

You must sign this Notice on Page 3 before submitting it to the Company.

Participant Information:

Name:	Last four digits of Social Security Number:

Address:

Option Information:

Date of Grant: ______________________________, 20________	Type of Stock Option:

Exercise Price per Share: $_____________	☐ Nonstatutory (NSO)

Total number of shares of common stock of Humanigen, Inc. (the “Company”) covered by the option: ______________________________	☐ Incentive (ISO)

Exercise Information:

Number of shares of common stock of the Company for which the option is being exercised now: _____________________. (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares: $___________________

☐	Check for $__________________________, payable to “Humanigen, Inc.”, or

☐	Number of shares of common stock of the Company being submitted in payment of the Exercise Price for the Purchased Shares: _______________________________.

Income Tax Withholding:

☐ Check payable to “Humanigen, Inc.” to pay for the required withholding tax: $____________.

☐ I hereby authorize the Company to deduct $________ to pay for any required withholding taxes related to the exercise of this option.

Transfer Agent Registration Information:

Name(s) in which the Purchased Shares should be registered by transfer agent (please check one box)

☐ In my name only
☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐ In the names of my spouse and myself as community property with the right of survivorship
☐ In the names of my spouse and myself as joint tenants with the right of survivorship
☐ In the name of an eligible revocable trust	Full legal name of revocable trust:

Issuance Information:

Please issue shares: (please check one box)

☐ DWAC to my broker	Name and address of broker:

☐ In book entry at Computershare

Acknowledgements of the Participant:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s Security Trading Policy.

2.	I acknowledge that I have received and read a copy of the prospectus describing the Company’s 2020 Omnibus Incentive Compensation Plan and the tax consequences of an option exercise.

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3.	In the case of a nonstatutory option, I understand that I will recognize ordinary income equal to the spread between the Fair Market Value of the Purchased Shares on the date of exercise and the Exercise Price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable incentive stock option tax treatment will be unavailable and other unfavorable tax consequences may occur.

6.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant, the Plan and Stock Option Agreement.

7.	I agree that the Company does not have a duty to design or administer the 2020 Omnibus Incentive Compensation Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company, any Affiliates or Subsidiaries, its Board of Directors or officers or employees related to tax liabilities arising from my options or my other compensation.

8.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Signature:	Date:

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Exhibit B

Humanigen, Inc.

2020 Omnibus Incentive Compensation Plan

Notice of Stock Option Exercise

Using the Net Exercise Procedure

You must sign this Notice on Page 3 before submitting it to the Company.

Participant Information:

Name:	Last four digits of Social Security Number:

Address:

Option Information:

Date of Grant: ______________________________, 20________	Type of Stock Option:

Exercise Price per Share: $_____________	☐ Nonstatutory (NSO)

Total number of shares of common stock of Humanigen, Inc. (the “Company”) covered by the option: ______________________________	☐ Incentive (ISO)

Net Exercise Information:

Number of options being exercised now: _____________________.

Note: Multiply the number of options being exercised by the number arrived at by subtracting the exercise price of the option from the closing price of the stock on today’s date and divide that number by the closing price of the stock on the date of exercise to arrive at the number of shares of common stock of the Company to be issued.

Total number of shares of common stock of the Company to be issued: ___________________.

Income Tax Withholding:

☐ Check payable to “Humanigen, Inc.” to pay for the required withholding tax: $____________.

☐ I hereby authorize the Company to deduct $________ to pay for any required withholding taxes related to the exercise of this option.

☐ Number of shares of common stock of the Company being withheld from the exercise of the option in payment of the required withholding tax related to the exercise of this option: ________________________________.

Transfer Agent Registration Information:

Name(s) in which the Purchased Shares should be registered by transfer agent (please check one box)

☐ In my name only
☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐ In the names of my spouse and myself as community property with the right of survivorship
☐ In the names of my spouse and myself as joint tenants with the right of survivorship
☐ In the name of an eligible revocable trust	Full legal name of revocable trust:

Issuance Information:

Please issue shares: (please check one box)

☐ DWAC to my broker	Name and address of broker:

☐ In book entry at Computershare

Acknowledgements of the Participant:

1.	I understand that all sales of Purchased Shares are subject to compliance with Company’s Security Trading Policy.

2.	I acknowledge that I have received and read a copy of the prospectus describing the Company’s 2020 Omnibus Incentive Compensation Plan and the tax consequences of an option exercise.

3.	In the case of a nonstatutory option, I understand that I will recognize ordinary income equal to the spread between the Fair Market Value of the Purchased Shares on the date of exercise and the Exercise Price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

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5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

6.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.

7.	I agree that the Company does not have a duty to design or administer the 2020 Omnibus Incentive Compensation Plan or its other compensation programs in a manner that minimizes my tax liabilities I will not make any claim against the Company, any Affiliates or Subsidiaries, its Board of Directors or officers or employees related to tax liabilities arising from my options or my other compensation.

8.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Signature:	Date:

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